Exhibit 16.1

                            Peter C. Cosmas Co. CPA's
                                400 Madison Ave.
                            New York, New York 10017
                                  212-752-5353

                                                         February 9, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen,

      We have read and agree with the comments in Item 4 of Form 8-K of Fidelity Holdings, Inc. dated February 9, 1999.

                                       Yours truly,



                                       /s/ Peter C. Cosmas Co. CPA's

Pc/bg